UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Revolving Credit Agreement

On December 13, 2012, Aaron’s, Inc. (the “Company”) entered into the Fourth Amendment to Revolving Credit Agreement with the lending institutions listed on the respective signature pages thereof, and SunTrust Bank, as administrative agent for the lending institutions (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Revolving Credit Agreement dated as of May 23, 2008, as amended as of March 31, 2011, May 18, 2011 and July 1, 2011 (the “Credit Agreement”). The Credit Agreement provides, subject to certain terms and conditions, for unsecured borrowings by the Company of up to $140 million (including a letter of credit and swingline loan subfacility).

The Credit Agreement Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date of the Credit Agreement until December 13, 2017, (ii) add and amend provisions applicable to lenders to further define instances of lender default, (iii) increase the dollar thresholds applicable to certain negative covenants, events of default and reporting and notice requirements to make them less restrictive, (iv) provide for the removal of certain financial covenants in the event that the agreement governing the Company’s privately placed debt securities are amended to remove substantially similar covenants contained therein, and (v) replace the pricing grid schedule to the Credit Agreement to effect slight increases to certain applicable margins.

As described above, until and unless the agreement governing the Company’s privately placed debt securities are amended to remove certain covenants contained therein, the Company will remain subject to the financial covenants under the Credit Agreement, which forbid the Company from exceeding certain debt to equity levels and require the maintenance of a minimum net worth ratio, a minimum ratio of debt to earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio. If the Company fails to comply with these covenants, the Company will be in default under the Credit Agreement, and the administrative agent and the requisite lenders thereunder would have the right to accelerate the maturity date of the Credit Agreement and exercise certain other default remedies. The Company expects that the agreement governing its privately placed debt securities will be amended in the near future such that the financial covenant under the Credit Agreement forbidding the Company from exceeding certain debt to equity levels will be removed.

Fifth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty

On December 13, 2012, the Company entered into the Fifth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty with SunTrust Bank, as servicer, and the other participants listed on the respective signature pages thereof (the “Franchisee Loan Facility Amendment”). The Franchisee Loan Facility Amendment amends the Second Amended and Restated Loan Facility Agreement and Guaranty dated as of June 18, 2010, as amended as of March 31, 2011, May 18, 2011, July 1, 2011 and May 16, 2012 (the “Franchisee Loan Facility”). Pursuant to this facility, subject to certain terms and conditions, the Company’s franchisees can borrow funds guaranteed by the Company. The Franchisee Loan Facility Amendment amends the Franchisee Loan Facility to, among other things, (i) extend the maturity date of the Franchisee Loan Facility until December 12, 2013, (ii) increase the maximum Canadian subfacility commitment amount for loans to franchisees that operate stores in Canada (other than in the Province of Quebec) from Cdn $35 million to Cdn $50 million, (iii) increase the dollar thresholds applicable to certain negative covenants, events of default and reporting and notice requirements to make them less restrictive, (iv) provide for the removal of certain financial covenants in the event that the agreement governing the Company’s privately placed debt securities are amended to remove substantially similar covenants contained therein, (v) replace the pricing grid schedule to the Franchisee Loan Facility, to reduce the applicable margins and participant unused commitment fee percentages with respect to the funded participations, and (vi) amend and restate the Servicing Agreement, which sets forth the operations and procedures that are applicable to the Franchisee Loan Facility, in order to make certain clarifying changes and other modifications to certain of the operational provisions thereof as well as modify certain of the terms in the exhibits thereto.

As described above, until and unless the agreement governing the Company’s privately placed debt securities are amended to remove certain covenants contained therein, the Company will remain subject to the financial covenants under the Franchisee Loan Facility, which forbid the Company from exceeding certain debt to equity levels and require the maintenance of a minimum net worth ratio, a minimum ratio of debt to earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio. If the Company fails to comply with these covenants, the Company will be in default under the Franchisee Loan Facility. The Company expects that the agreement governing its privately placed debt securities will be amended in the near future such that the financial covenant under the Franchise Loan Facility forbidding the Company from exceeding certain debt to equity levels will be removed.

The foregoing descriptions of the Credit Agreement Amendment and Franchisee Loan Facility Amendment are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Revolving Credit Agreement, by and among Aaron’s, Inc., as borrower, SunTrust Bank, as administrative agent, and each of the lending institutions party thereto as lenders, dated as of December 13, 2012.

10.2	Fifth Amendment to Second Amended and Restated Loan Facility Agreement and Guaranty, by and among Aaron’s, Inc., as sponsor, SunTrust Bank, as servicer, and each of the other financial institutions party thereto as participants, dated as of December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
By: /s/ Gilbert L. Danielson
Gilbert L. Danielson Executive Vice President and Chief Financial Officer

Date: December 19, 2012